Exhibit 5.1

June 5, 2023

Extra Space Storage Inc.

2795 East Cottonwood Parkway

Suite 300

Salt Lake City, Utah 84121

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have served as Maryland counsel to Extra Space Storage Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of a proposed offer (such offer, as it may from time to time be amended, supplemented or extended, the “Exchange Offer”) by Extra Space Storage LP, a Delaware limited partnership (the “Operating Partnership”), to exchange certain debt securities of the Operating Partnership for certain debt securities of Life Storage LP, a Delaware limited partnership (“Life Storage”). The Exchange Offer consists of an offer to exchange (i) the Operating Partnership’s 3.500% Senior Notes due 2026 (the “New 2026 Notes”) for any and all of Life Storage’s outstanding 3.500% Senior Notes due 2026, (ii) the Operating Partnership’s 3.875% Senior Notes due 2027 (the “New 2027 Notes”) for any and all of Life Storage’s outstanding 3.875% Senior Notes due 2027, (iii) the Operating Partnership’s 4.000% Senior Notes due 2029 (the “New 2029 Notes”) for any and all of Life Storage’s outstanding 4.000% Senior Notes due 2029, (iv) the Operating Partnership’s 2.200% Senior Notes due 2030 (the “New 2030 Notes”) for any and all of Life Storage’s outstanding 2.200% Senior Notes due 2030, and (v) the Operating Partnership’s 2.400% Senior Notes due 2031 (the “New 2031 Notes” and, together with the New 2026 Notes, the New 2027 Notes, the New 2029 Notes and the New 2030 Notes, the “New Notes”) for any and all of Life Storage’s outstanding 2.400% Senior Notes due 2031, covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company and the Operating Partnership with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.    The Registration Statement, and the related form of prospectus included therein, substantially in the form in which it was transmitted to the Commission under the 1933 Act;

2.    The charter of the Company, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

Extra Space Storage Inc.

June 5, 2023

3.    The Second Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.    Resolutions adopted by the Board of Directors of the Company, relating to, among other matters, (i) the Exchange Offer and the issuance of the New Notes by the Operating Partnership, (ii) the guarantees of the New Notes by the Company, ESS Holdings Business Trust I, a Massachusetts business trust (“ESS Holdings Business Trust I”), ESS Holdings Business Trust II, a Massachusetts business trust (together with the Company and ESS Holdings Business Trust I, the “Guarantors”), and (iii) the authorization of the execution, delivery and performance by the Company of the Transaction Documents (as defined below), certified as of the date hereof by an officer of the Company;

5.    The Dealer Manager Agreement, dated as of June 5, 2023 (the “Dealer Manager Agreement”), by and among the Guarantors and the Operating Partnership, on the one hand, and TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, on the other hand;

6.    The Indenture, dated as of May 11, 2021 (the “Base Indenture”), as supplemented by a Sixth Supplemental Indenture relating to the New 2026 Notes to be entered into as of the Settlement Date (as defined in the Dealer Manager Agreement) (the “Sixth Supplemental Indenture”), a Seventh Supplemental Indenture relating to the New 2027 Notes to be entered into as of the Settlement Date (the “Seventh Supplemental Indenture”), an Eighth Supplemental Indenture relating to the New 2029 Notes to be entered into as of the Settlement Date (the “Eighth Supplemental Indenture”), a Ninth Supplemental Indenture relating to the New 2030 Notes to be entered into as of the Settlement Date (the “Ninth Supplemental Indenture”) and a Tenth Supplemental Indenture relating to the New 2031 Notes to be entered into as of the Settlement Date (the “Tenth Supplemental Indenture” and, together with the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and the Base Indenture, the “Indenture”), by and among the Operating Partnership, the Guarantors and Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association;

7.    The Guarantees by each of the Guarantors to be entered into as of the Settlement Date contained in the Indenture (the “Guarantees” and, together with the Dealer Manager Agreement and the Indenture, the “Transaction Documents”);

8.    A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Extra Space Storage Inc.

June 5, 2023

9.    A certificate executed by an officer of the Company, dated as of the date hereof; and

10.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers currently at our firm who have performed legal services in connection with the issuance of this opinion.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.    The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Extra Space Storage Inc.

June 5, 2023

2.    The Company has the corporate power to enter into and perform its obligations under the Transaction Documents.

3.    The Transaction Documents have been duly authorized and the Dealer Manager Agreement and the Base Indenture have been duly executed and, so far as is known to us, delivered by the Company.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other state law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We note that the Transaction Documents are governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. Latham & Watkins LLP, counsel to the Company and the Operating Partnership, may rely on this opinion in connection with its opinion of even date herewith relating to the Exchange Offer. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP